Exhibit 99.1

Sigilon Therapeutics Appoints Brooke Story, M.B.A., to its Board of Directors

Cambridge, MA—June 16, 2021—Sigilon Therapeutics, Inc. (NASDAQ:SGTX), a biotechnology company that seeks to develop functional cures for chronic diseases through its Shielded Living Therapeutics™ platform, today announced the appointment of Brooke Story to its Board of Directors.

“I am delighted to welcome Brooke to our Board,” said Rogerio Vivaldi, M.D., President and CEO of Sigilon. “Brooke’s extensive commercial and operating expertise will be valuable as we advance our non-viral engineered cell-based therapies through the clinic. We look forward to her insights and contributions as we work together to bring functional cures to patients with a wide range of chronic diseases.”

Ms. Story currently serves as President of BD Integrated Diagnostic Solutions, where she is responsible for driving global strategic, operational and commercial performance and customer experience across a portfolio of diagnostic solutions. Prior to joining BD, she served in roles of increasing responsibility at Medtronic for a period of more than fifteen years. Most recently, she served as President of Pelvic Health and Gastric Therapies at Medtronic. She also held leadership roles in sales and marketing within Medtronic’s Restorative Therapies Group from 2016 to 2018. She received a number of awards for her efforts to bring new technologies and therapies to market while at Medtronic, including the Wallin Award and Star of Excellence. She also served as a Board observer for an early stage device company and Chair of Medtronic’s African Descent Network, an organization responsible for supporting Medtronic’s mission driven goals of increasing inclusion and diverse representation in leadership. Ms. Story holds an M.B.A. from the University of Michigan and a B.S. in industrial engineering from the University of Tennessee.

Commented Ms. Story: “This is an exciting time for Sigilon as it advances a wide range of product candidates. Its strong patient-first culture and innovative platform technology offer a highly differentiated, modular approach to drug development and potential future commercialization. I look forward to supporting the continued growth and diversity of Sigilon’s robust pipeline and team.”

About Sigilon Therapeutics
Sigilon Therapeutics seeks to develop functional cures for chronic diseases through its Shielded Living Therapeutics™ platform. Sigilon’s product candidates are non-viral engineered cell-based therapies designed to produce the crucial proteins, enzymes or factors needed by patients living with chronic diseases such as hemophilia, lysosomal diseases and diabetes. The engineered cells are protected by Sigilon’s Afibromer™ biomaterials matrix, which shields them from immune rejection and fibrosis. Sigilon was founded by Flagship Pioneering in conjunction with Daniel Anderson, Ph.D., and Robert Langer, Sc.D., of the Massachusetts Institute of Technology.

Forward-Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-

looking statements address various matters, including the modularity of our platform technology, the potential benefits of our platform and product candidates and our ability to advance multiple pipeline programs. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, that we have incurred significant losses since inception and our need for additional funding; the SLTx platform consists of novel technologies that are not yet clinically validated for human therapeutic use; that we have only any results from the testing of any of our product candidates in clinical trials and any favorable preclinical results are not predictive of results that may be observed in clinical trials; we may be unable to obtain and maintain patent protection and other intellectual property rights for SIG-001 or any other product candidates and for our SLTx platform, or the scope of the patent and other intellectual property protection obtained may not be sufficiently broad; and the risks identified under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2021 and in any subsequent filings with the Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.  Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Investor Contacts
Rob Windsor
Sigilon Therapeutics, Head of Investor Relations
robert.windsor@sigilon.com
617-586-3837

Mike Biega
Solebury Trout
mbiega@soleburytrout.com
617-913-8890

Media Contact
Amy Bonanno
Solebury Trout
abonanno@soleburytrout.com
914-450-0349